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                                                                   Exhibit 10.34

                              CONSULTING AGREEMENT
                              --------------------

     AGREEMENT made as of February 23,1999 by and between Little Switzerland, Inc., a Delaware corporation (the "Company"), and C. William Carey (the "Consultant").

                                   WITNESSETH

     In consideration of the Consultant's past experience with and advice to the Company, this engagement by the Company of the Consultant and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant represents and warrants to, and agrees with, the Company as follows:

     1.     ENGAGEMENT.  The Company hereby agrees to engage the Consultant and
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the Consultant hereby agrees to accept such engagement by the Company on the terms and conditions set forth herein.

     2.     CONSULTATION AND TERM.  For a period of six (6) months commencing on
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the effective date hereof, the Consultant shall make himself available to the
Company to provide consulting services to the Company, and shall provide such consulting services to the Company as it may reasonably request during the term of this Agreement, which shall include, but shall not be limited to, providing advice with respect to the operations, business and marketing and strategic development of the Company, attending meetings and participating on telephone conferences. The Consultant agrees to serve the Company faithfully and to the best of his ability and to use his best efforts in the promotion and advancement of the Company and its welfare. The Consultant's consultation hereunder shall be performed at such locations and during such time periods as shall be reasonably requested by the Company.

     3.     CONSULTING FEES AND FRINGE BENEFITS.
            -----------------------------------

          (a) Salary and Consulting Fee.  The Company agrees to pay the
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Consultant for the services to be rendered by him hereunder a consulting fee at the monthly rate of $30,000, payable in one installment of $180,000 (the "Consulting Fee") to be paid on the effective date hereof.

          (b) Expenses.  During the term of his engagement hereunder, the
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Consultant shall be entitled to receive reimbursement for all reasonable expenses incurred by him on behalf of the Company in connection with the performance of his obligations hereunder in accordance with the usual practice of the Company; provided, however, that the Consultant shall comply with such reasonable policies and procedures relating to expenses as may be established from time by time by the Company; and provided, further, that any travel expenses must be pre-approved by the Company.
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     4.     TERMINATION.  Notwithstanding the provisions of Sections 1 and 2
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hereof,  the Consultant's engagement hereunder shall terminate under the following circumstances:

            (a) Death.  The Consultant's engagement hereunder shall terminate
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upon his death.

          (b) Termination by the Company.  The Company may terminate the
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Consultant's engagement hereunder with or without cause upon thirty (30) days'
prior written notice to the Consultant.

     Notwithstanding anything to the contrary contained herein, upon termination of the Consultant's engagement hereunder pursuant to either clause (a) or (b) above, the Consultant or his estate, as the case may be, shall be entitled to retain the entire Consulting Fee as set forth in Section 3(a) hereof.

     5.     GENERAL RELATIONSHIP.  The Consultant shall, in all matters relating
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to this Agreement, act as an independent contractor.  In all such matters, the
Consultant shall not act as an employee of the Company.

     6.     CONFLICTING AGREEMENTS.  The Consultant hereby represents and
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warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder. Consultant agrees not to enter into any such agreement during the term of this Agreement.

     7.     CONFIDENTIALITY.  The Consultant will not disclose to any person
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(except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Company obtained by him during the course of his prior employment with the Company, his prior service as a member of the Board of Directors of the Company or as a result of his consultation with the Company. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) of the Company but does not include any information which has become part of the public domain by means other than the Consultant's non-observance of his obligations hereunder.

     8.     EFFECTIVENESS.  This Agreement shall be effective as of April 7,
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1999; provided, however, that Adriane J. Dudley, Seymour Holtzman, Melanie Sturm
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and Richard C. Hunter,  the Board of Directors' nominees for directors of the
Company as set forth in a settlement agreement, dated as of the date hereof, entered into by the Company, the Consultant and the other parties identified therein, are elected at the Company's 1998 Annual Meeting of Stockholders. In the event such election does not occur, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto.

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     9.     NONCOMPETITION; NONSOLICITATION.  During the period of the
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Consultant's engagement hereunder, the Consultant will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any person, compete in the Company's market area (defined as any country or other jurisdiction in which the Company or any of its subsidiaries conducts business as of the effective date of this Agreement) with the business conducted by the Company, nor will the Consultant attempt to hire any employee of the Company or any of its subsidiaries, assist in such hiring by any other person or entity, encourage any such employee to terminate his or her relationship with the Company, or solicit or encourage any customer of the Company to terminate its relationship with the Company or to conduct with any other person any business or activity which such customer conducts or could conduct with the Company. For purposes of this Section 9, the term "person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization

     10.    ARBITRATION OF DISPUTES.  Any controversy or claim arising out of or
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relating to this Agreement or the breach thereof or otherwise arising out of the
Consultant's engagement hereunder or the termination of that engagement shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10.

     11.    LEGAL FEES.  If legal action is commenced by either party hereto to
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enforce his or its respective rights under this Agreement and a court of competent jurisdiction enters a judgment for such party, then the prevailing party shall be entitled to recover any and all costs incurred in connection with the enforcement of his or its, as the case may be, rights hereunder, including, without limitation, reasonable attorney's fees, in addition to any other relief granted.

     12.    ASSIGNMENT.  The Consultant may not make any assignment of this
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Agreement or any interest herein, by operation of law or otherwise.  The Company may assign its rights under this Agreement with the prior written consent of the Consultant.

     13.    NOTICES.  For purposes of this Agreement, notices and all other
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communications to either party hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, to the respective addresses of the Company and the Consultant set forth below, or to such other address as either party shall designate by giving written notice of such change to the other party.

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

     In the case of the Company, to:     Little Switzerland, Inc.
                                         161-B Crown Bay Cruise Ship Port
                                         P.O. Box 930
                                         St. Thomas, U.S.V.I. 00804
                                         Attention:   Chief Executive Officer
                                                      or Chief Financial Officer

     In the case of the Consultant, to:  C. William Carey
                                         c/o Carey Associates, Inc.
                                         150 Federal Street, 12th Floor
                                         Boston, MA 02110


     14.    AMENDMENTS.  This Agreement shall not be modified or discharged in
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whole or in part except by an agreement in writing signed by the parties hereto.

     15.    ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
            ----------------
among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter. Notwithstanding the foregoing, the parties hereto acknowledge that they are simultaneously herewith entering into or are parties to an Amended and Restated Success Fee Agreement, a Severance Agreement and a Settlement Agreement.

     16.    WAIVERS AND FURTHER AGREEMENTS.  The failure of the Company to
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require the performance of any term or obligation provided for hereunder, or the waiver by the Company of a breach of any provision of this Agreement shall not prevent enforcement of such term or obligation or operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     17.    COUNTERPARTS.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.    SECTION HEADINGS.  The headings contained in this Agreement are for
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reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     19.    GOVERNING LAW; CONSENT TO JURISDICTION.  It is the parties'
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intention that this Agreement shall be construed under and be governed in all respects by the laws of the State of Delaware. Each of the Company and the Consultant hereby irrevocably and unconditionally consent to the sole and exclusive jurisdiction of

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

the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company and the Consultant further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that service of any process, summons, notice or document by U.S. registered mail to its address at 161-B Crown Bay Cruise Ship Port, St. Thomas, U.S.V.I. 00804 (with a copy to the persons at the address listed below) shall be effective service of process for any action, suit or proceeding brought against it in any such court. The Consultant agrees that service of any process, summons, notice or document by U.S. registered mail to the last address he filed in writing with the Company (with a copy to the person at the address listed below) shall be effective service of process for any action, suit or proceeding brought against him in any such court.

The Company:        Goodwin, Procter & Hoar  LLP
                    Exchange Place
                    Boston, Massachusetts 02109
                    Attn:  Kevin M. Dennis, Esq. and
                           Joseph L. Johnson III, P.C.

Consultant:         Cooke, Clancy & Gruenthal, LLP
                    150 Federal Street
                    Boston, MA  02110
                    Attn:  Marjorie Sommer Cooke, Esq.

     20.    VALIDITY.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     21.    SEVERABILITY.   In case provisions of this Agreement shall be
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invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                                 [END OF TEXT]

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

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Consultant as of the date and year first above written.

                                    COMPANY:

                                    LITTLE SWITZERLAND, INC.


                                    By: /s/ Adriane J. Dudley
                                        -----------------------
                                        Name: Adriane J. Dudley
                                        Title: Director


                                    CONSULTANT:


                                    /s/ C. William Carey
                                    ---------------------------
                                    C. William Carey

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